Exhibit 99.1
Unity Releases Preliminary First Quarter Results Exceeding Guidance; Will Enhance Growth and Profitability by Exiting Non-Strategic Ad Businesses
SAN FRANCISCO – March 26, 2026 – Unity (NYSE: U), the world’s leading game engine, today announced preliminary revenue and Adjusted EBITDA for the first quarter 2026 above guidance. Unity expects to report revenue of $505 Million to $508 Million, compared to guidance of $480 Million to $490 Million. Unity expects Adjusted EBITDA of $130 Million to $135 Million, compared to guidance of $105 Million to $110 Million, representing year-over-year growth of 58%.
The outperformance is driven by Unity Vector, which is expected to increase 15% sequentially in the first quarter of 2026, as well as better than expected performance in Create. Unity expects Grow revenue of approximately $352 Million and Create revenue of approximately $155 Million.
Unity also announced it will be sunsetting the ironSource Ads Network, effective April 30th, and that it has engaged a financial advisor to assist with the divestiture of its Supersonic game publishing business. Once completed, Unity expects these changes to result in faster revenue growth, increased Adjusted EBITDA, and higher Adjusted EBITDA margins.
In the first quarter of 2026, Strategic Grow revenue, which excludes the contribution from the ironSource Ads Network and Supersonic, is expected to increase 48% year-over-year, 2x the 24% year-over year growth expected for total Grow in the first quarter. Strategic Create revenue is expected to grow 14% year-over-year in the first quarter.
"Unity Vector continues to deliver robust growth each quarter, driving results meaningfully above our guidance. Today’s actions will accelerate Vector’s impact on our business, enhancing both revenue growth and profitability,” said Matt Bromberg, President and CEO of Unity.
Unity expects minimal revenue contribution from the ironSource Ads Network after the first quarter of 2026. Additional information including historical revenue of the ironSource Ads Network and Supersonic businesses is available at [https://investors.unity.com/overview/default.aspx].

	Q1 2026 Preliminary Results	Q1 Guidance	YoY Growth
Grow Revenue	$352mm	-	24%
Create Revenue	$155mm	-	3%
Total Revenue	$505mm - $508mm	$480mm - $490mm	17%

Adjusted EBITDA	$130mm - $135mm	$105mm - $110mm	58%
Adjusted EBITDA Margin	26%	22%

	Q1 2026 Preliminary Results	YoY Growth
Strategic Grow Revenue	$279mm	48%
Strategic Create Revenue	$152mm	14%
Total Strategic Revenue	$431mm	34%
About Unity
Unity [NYSE: U] offers a suite of tools to develop, deploy, and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality. For more information, visit Unity.com.

Preliminary Results Disclaimer
The expected revenue and adjusted EBITDA results for the first quarter of 2026 included in this press release are preliminary, unaudited and subject to completion and are based on management’s initial analysis of results of operations for the first quarter of 2026. Unity’s consolidated financial statements for the first quarter of 2026 are not yet available, remain subject to completion of the first quarter of 2026, financial closing procedures and potential final adjustments and have not been reviewed by Unity’s independent registered public accounting firm. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. generally accepted accounting principles in the United States (GAAP) and are not necessarily indicative of future results. There can be no assurance that actual results will not differ from the preliminary estimates in this press release.
About Non-GAAP Financial Measures
To supplement Unity’s consolidated financial statements prepared and presented in accordance with GAAP we use certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA as estimated above excludes estimates for stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. Adjusted EBITDA margin as estimated above is defined as Adjusted EBITDA as a percentage of revenue.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP. We use certain non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe non-GAAP measures are useful in evaluating our operating performance. We are presenting Adjusted EBITDA and Adjusted EBITDA margin because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance. We have provided Adjusted EBITDA and Adjusted EBITDA margin in this release in order to enable investors to compare estimated actual performance with Unity’s guidance for its first quarter of 2026.
A reconciliation of Adjusted EBITDA to GAAP net loss and Adjusted EBITDA margin to GAAP net loss margin is not available without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that are not determinable until the completion of our quarter-end closing process. We have provided a reconciliation of historical GAAP to non-GAAP financial measures in the financial statement tables for our fourth quarter 2025 non-GAAP results that are included on the Unity Investor Relations website.

Forward-Looking Statements
This publication contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding Unity’s preliminary unaudited first quarter 2026 financial results (which remain subject to completion of the quarter, financial closing procedures, and adjustment), expectations regarding growth of Vector and its impact on Unity’s business, expectations regarding revenue from Unity’s Grow, Strategic Grow, Create and Strategic Create businesses, the impact of the sunsetting of Unity’s ironSource Ads Network and its plans to divest its Supersonic game publishing business on Unity’s outlook and future financial performance, and Unity’s plans, strategies, and objectives. The words “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions, including completion of Unity’s normal quarterly accounting and financial statement closing procedures for the first quarter of 2026. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional information on potential factors that could affect Unity’s results is included in Unity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our other filings with the Securities and Exchange Commission (SEC), which are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this publication except as required by law.
There can be no assurance that the exploration of a divestiture of Supersonic will result in any specific transaction or other outcome. Unity does not intend to discuss or disclose further developments unless and until it determines that further disclosure is appropriate.
Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
UnityComms@unity3d.com